Exhibit Number
99.1

Investor Contact:	Kevin Hammons
Director and
Chief Executive Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND

YEAR ENDED DECEMBER 31, 2025 RESULTS

FRANKLIN, Tenn. (February 18, 2026) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2025.

The following highlights the financial and operating results for the three months ended December 31, 2025.

•
Net operating revenues totaled $3.106 billion.
•
Net income attributable to Community Health Systems, Inc. stockholders was $110 million, or $0.81 per share (diluted), compared to net loss of $(70) million, or $(0.53) per share (diluted), for the same period in 2024. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net income attributable to Community Health Systems, Inc. stockholders was $0.00 per share (diluted), compared to net loss of $(0.42) per share (diluted) for the same period in 2024.
•
Adjusted EBITDA was $395 million.
•
Net cash provided by operating activities was $266 million for the three months ended December 31, 2025, compared to $216 million for the same period in 2024.
•
On a same-store basis, both admissions and adjusted admissions decreased 0.3 percent, compared to the same period in 2024.
•
Redeemed $223 million in principal amount of the 10.875% Senior Secured Notes due 2032 by exercising a special call provision and also redeemed all $14 million in outstanding principal amount of the remaining 5.625% Senior Secured Notes due 2027.

Commenting on the results, Kevin J. Hammons, director and chief executive officer of Community Health Systems, Inc., said, “We are pleased to deliver financial and operating results consistent with our expectations, and to enter 2026 with solid momentum and an improved financial position. In addition, our clinical staff and leaders are rallying behind our shared vision - to make the healthcare experience exceptional for our patients, our communities, and each other - and we are putting our values into action.”

Three Months Ended December 31, 2025

Net operating revenues for the three months ended December 31, 2025, totaled $3.106 billion, a 4.9 percent decrease compared to $3.265 billion for the same period in 2024. On a same-store basis, net operating revenues increased 2.1 percent for the three months ended December 31, 2025, compared to the same period in 2024. Net operating revenues for the three months ended December 31, 2025, reflect a 6.6 percent decrease in admissions and a 6.8 percent decrease in adjusted admissions, compared to the same period in 2024. On a same-store basis, both admissions and adjusted admissions decreased 0.3 percent for the three months ended December 31, 2025, compared to the same period in 2024.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

Net income attributable to Community Health Systems, Inc. stockholders was $110 million, or $0.81 per share (diluted), for the three months ended December 31, 2025, compared to net loss of $(70) million, or $(0.53) per share (diluted), for the same period in 2024. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net income attributable to Community Health Systems, Inc. stockholders was $0.00 per share (diluted) for the three months ended December 31, 2025, compared to net loss of $(0.42) per share (diluted) for the same period in 2024.

Adjusted EBITDA for the three months ended December 31, 2025, was $395 million compared to $428 million for the same period in 2024.

Net income attributable to Community Health Systems, Inc. stockholders for the three months ended December 31, 2025, increased when compared to the net loss for the same period in 2024, primarily due to a net gain on the sale of businesses in the 2025 period versus a net loss on the sale of businesses in the 2024 period, partially offset by the factors that contributed to a decrease in Adjusted EBITDA as noted below. The decrease in Adjusted EBITDA for the three months ended December 31, 2025, compared to the same period in 2024, is primarily attributable to lower volumes and lower net benefit from supplemental reimbursement programs, partially offset by increased reimbursement rates.

Year Ended December 31, 2025

Net operating revenues for the year ended December 31, 2025, totaled $12.485 billion, a 1.2 percent decrease compared to $12.634 billion for the same period in 2024. On a same-store basis, net operating revenues increased 4.6 percent for the year ended December 31, 2025, compared to the same period in 2024. Net operating revenues for the year ended December 31, 2025, reflect a 5.4 percent decrease in admissions and a 6.3 percent decrease in adjusted admissions, compared to the same period in 2024. On a same-store basis, admissions increased 1.5 percent and adjusted admissions increased 0.6 percent for the year ended December 31, 2025, compared to the same period in 2024.

Net income attributable to Community Health Systems, Inc. stockholders was $509 million, or $3.77 per share (diluted), for the year ended December 31, 2025, compared to net loss of $(516) million, or $(3.90) per share (diluted), for the same period in 2024. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net income attributable to Community Health Systems, Inc. stockholders was $1.19 per share (diluted) for the year ended December 31, 2025, compared to net loss of $(1.03) per share (diluted) for the same period in 2024.

Adjusted EBITDA for the year ended December 31, 2025, was $1.526 billion compared to $1.540 billion for the same period in 2024.

Net income attributable to Community Health Systems, Inc. stockholders for the year ended December 31, 2025, increased when compared to the net loss for the same period in 2024, primarily due to a net gain on the sale of businesses in the 2025 period versus a net loss on the sale of businesses in the 2024 period and an increased gain from early extinguishment of debt, partially offset by the factors that contributed to a decrease in Adjusted EBITDA as noted below. The decrease in Adjusted EBITDA for the year ended December 31, 2025, compared to the same period in 2024, is primarily attributable to lower acuity and higher medical specialist fees, partially offset by increased non-patient revenue, resulting primarily from the receipt during the three months ended September 30, 2025 of $28 million for the settlement of a legal matter, favorable changes in payor mix, increased reimbursement rates and a higher net benefit from supplemental reimbursement programs.

Other

During the three months ended December 31, 2025, the Company exercised a special call provision to redeem $223 million in principal amount of the 10.875% Senior Secured Notes due 2032, and also redeemed all $14 million in outstanding principal amount of the remaining 5.625% Senior Secured Notes due 2027. In addition, on February 2, 2026, the Company exercised the same special call provision to redeem another $223 million in principal amount of the 10.875% Senior Secured Notes due 2032. Together with the aforementioned redemption during the three months ended December 31, 2025, a total

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

of $445 million of principal amount of the 10.875% Senior Secured Notes due 2032 has been redeemed and approximately $1.780 billion of the original $2.225 billion issuance remains outstanding as of the date of this release.

During 2025, the Company divested (i) its 50% ownership interest in two hospitals (one of which was completed on February 1, 2025, and the other of which was completed on May 1, 2025), (ii) its 80% ownership interest in one hospital (which was completed on June 30, 2025), and (iii) four other hospitals (two of which were completed on March 1, 2025, one of which was completed on April 1, 2025, and one of which was completed on December 1, 2025).

The Company also received additional cash consideration of $91 million in October 2025 related to the divestiture of Tennova Healthcare - Cleveland, which was completed effective August 1, 2024.

In addition, on December 1, 2025, the Company completed the transaction contemplated by that certain asset purchase agreement dated as of July 22, 2025, as amended, pursuant to which Laboratory Corporation of America Holdings acquired select assets and assumed certain leases of the ambulatory outreach business of the Company’s subsidiaries across 13 states, including certain patient service centers and in-office phlebotomy locations. The total purchase price paid to the Company at the closing of this transaction was $194 million, before transaction expenses. For additional information regarding this transaction, see the Current Reports on Form 8-K filed by the Company on July 22, 2025 and December 2, 2025.

On October 24, 2025, the Company entered into a definitive agreement to sell Regional Hospital of Scranton (186 licensed beds) and Moses Taylor Hospital (122 licensed beds) in Scranton, Pennsylvania, as well as Wilkes-Barre General Hospital (369 licensed beds) in Wilkes-Barre, Pennsylvania, and certain related businesses to affiliates of Tenor Health Foundation. This disposition was completed effective February 1, 2026. The Company received proceeds from the sale of these hospitals of approximately $33 million of cash (which amount is subject to post-closing adjustment) plus a $15 million promissory note from the buyer. Additional cash consideration may be received by the Company in one or more future periods contingent upon collections of certain accounts receivable during the 90-day period following the closing effective date.

On October 30, 2025, the Company entered into a definitive agreement to sell its 80% ownership interests in two joint ventures which respectively own and operate Tennova Healthcare - Clarksville (270 licensed beds) and certain ancillary businesses located in Clarksville, Tennessee, to subsidiaries of Vanderbilt University Medical Center (“VUMC”). This disposition was completed effective February 1, 2026. The Company received proceeds from this sale of approximately $623 million of cash, after giving effect to estimated working capital and before certain transaction expenses (subject to a post-closing working capital adjustment). In addition, contemporaneous with the closing of the transaction, in connection with the balance of certain amounts due to the joint ventures from the Company and in accordance with the terms of the purchase agreement, subsidiaries of the Company distributed approximately $23 million of cash to VUMC for their share of amounts owed to the joint ventures by the Company. Prior to this transaction, VUMC held a minority interest in the joint ventures, and purchased the remaining interests in the joint ventures through this transaction. For additional information about this transaction, see the Current Reports on Form 8-K filed by the Company on October 31, 2025 and February 2, 2026.

On January 20, 2026, the Company entered into a definitive agreement to sell Crestwood Medical Center (180 licensed beds) in Huntsville, Alabama, and certain ancillary businesses to The Health Care Authority of the City of Huntsville (d/b/a Huntsville Hospital Health System) for $450 million, subject to adjustment for net working capital and any finance leases assumed.

Financial and statistical data presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods, and exclude businesses divested prior to December 31, 2025.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to the Business Transformation Costs (as defined in footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below), expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net income (loss) attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this press release presents adjusted net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 16, 17, 18, 19 and 20 of this press release are tables setting forth the Company’s 2026 annual earnings guidance. The guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable at this time as more specifically discussed below.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 34 distinct markets across 13 states. As of February 18, 2026, the Company’s subsidiaries own or lease 65 affiliated hospitals with more than 9,000 beds and operate more than 900 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, February 19, 2026 at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the fourth quarter and year ended December 31, 2025. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Presentations and Webcasts link of the Company’s Investor Relations website at www.chs.net/investor-relations. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net operating revenues	$3,106	$3,265	$12,485	$12,634
Net income (loss) (f)	160	(28)	676	(362)
Net income (loss) attributable to Community Health Systems, Inc. stockholders	110	(70)	509	(516)
Adjusted EBITDA (c)	395	428	1,526	1,540
Net cash provided by operating activities	266	216	543	480

Earnings (loss) per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$0.82	$(0.53)	$3.81	$(3.90)
Diluted (e), (f)	0.81	(0.53)	3.77	(3.90)

Weighted-average number of shares outstanding (d):
Basic	134	132	134	132
Diluted	137	132	135	132

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Loss) (a)(b)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2025		2024
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,106	100.0%	$3,265	100.0%
Operating expenses:
Salaries and benefits	1,355	43.6%	1,363	41.8%
Supplies	446	14.4%	507	15.5%
Other operating expenses	843	27.1%	905	27.7%
Lease cost and rent	68	2.2%	75	2.3%
Depreciation and amortization	108	3.5%	129	4.0%
Impairment and (gain) loss on sale of businesses, net (f)	(164)	(5.3)%	7	0.2%
Total operating expenses	2,656	85.5%	2,986	91.5%
Income from operations (f)	450	14.5%	279	8.5%
Interest expense, net	222	7.1%	218	6.6%
Loss from early extinguishment of debt	8	0.3%	-	-%
Equity in earnings of unconsolidated affiliates	(1)	-%	(3)	(0.1)%
Income before income taxes	221	7.1%	64	2.0%
Provision for income taxes	61	2.0%	92	2.9%
Net income (loss) (f)	160	5.2%	(28)	(0.9)%
Less: Net income attributable to noncontrolling interests	50	1.7%	42	1.2%
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$110	3.5%	$(70)	(2.1)%
Earnings (loss) per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$0.82		$(0.53)
Diluted (e), (f)	$0.81		$(0.53)
Weighted-average number of shares outstanding (d):
Basic	134		132
Diluted	137		132

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Loss) (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2025		2024
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$12,485	100.0%	$12,634	100.0%
Operating expenses:
Salaries and benefits	5,412	43.3%	5,418	42.9%
Supplies	1,864	14.9%	1,946	15.4%
Other operating expenses	3,424	27.6%	3,642	28.8%
Lease cost and rent	277	2.2%	299	2.4%
Depreciation and amortization	426	3.4%	486	3.8%
Impairment and (gain) loss on sale of businesses, net (f)	(406)	(3.3)%	301	2.4%
Total operating expenses	10,997	88.1%	12,092	95.7%
Income from operations (f)	1,488	11.9%	542	4.3%
Interest expense, net	870	7.0%	860	6.8%
Gain from early extinguishment of debt	(97)	(0.8)%	(25)	(0.2)%
Equity in earnings of unconsolidated affiliates	(9)	(0.1)%	(10)	(0.1)%
Income (loss) before income taxes	724	5.8%	(283)	(2.2)%
Provision for income taxes	48	0.4%	79	0.7%
Net income (loss) (f)	676	5.4%	(362)	(2.9)%
Less: Net income attributable to noncontrolling interests	167	1.3%	154	1.2%
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$509	4.1%	$(516)	(4.1)%
Earnings (loss) per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$3.81		$(3.90)
Diluted (e), (f)	$3.77		$(3.90)
Weighted-average number of shares outstanding (d):
Basic	134		132
Diluted	135		132

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss)	$160	$(28)	$676	$(362)
Other comprehensive income (loss), net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	-	(4)	5	-
Amortization and recognition of unrecognized pension cost components, net of tax	(5)	3	(4)	4
Other comprehensive (loss) income	(5)	(1)	1	4
Comprehensive income (loss)	155	(29)	677	(358)
Less: Comprehensive income attributable to noncontrolling interests	50	42	167	154
Comprehensive income (loss) attributable to Community Health Systems, Inc. stockholders	$105	$(71)	$510	$(512)

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31,
	Consolidated			Same-Store
	2025	2024	% Change	2025	2024	% Change
Number of hospitals (at end of period) (h)	69	76		69	69
Licensed beds (at end of period)	10,458	11,403		10,458	10,452
Beds in service (at end of period)	8,983	9,641		8,983	8,977
Admissions	97,768	104,644	-6.6%	97,768	98,086	-0.3%
Adjusted admissions	222,282	238,581	-6.8%	222,265	222,855	-0.3%
Patient days	410,141	448,101		410,141	422,739
Average length of stay (days)	4.2	4.3		4.2	4.3
Occupancy rate (average beds in service)	49.6%	50.5%		49.6%	51.2%
Net operating revenues	$3,106	$3,265	-4.9%	$3,105	$3,040	2.1%
Net inpatient revenues as a % of net operating revenues	46.7%	48.3%		46.7%	48.1%
Net outpatient revenues as a % of net operating revenues	53.3%	51.7%		53.3%	51.9%
Income from operations (f)	$450	$279	61.3%
Income from operations as a % of net operating revenues	14.5%	8.5%
Depreciation and amortization	$108	$129
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$110	$(70)	257.1%
Net income (loss) attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	3.5%	-2.1%
Adjusted EBITDA (c)	$395	$428	-7.7%
Adjusted EBITDA as a % of net operating revenues	12.7%	13.1%
Net cash provided by operating activities	$266	$216	23.1%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Year Ended December 31,
	Consolidated			Same-Store
	2025	2024	% Change	2025	2024	% Change
Number of hospitals (at end of period) (h)	69	76		69	69
Licensed beds (at end of period)	10,458	11,403		10,458	10,452
Beds in service (at end of period)	8,983	9,641		8,983	8,977
Admissions	399,255	422,040	-5.4%	392,348	386,530	1.5%
Adjusted admissions	898,223	958,531	-6.3%	881,808	876,287	0.6%
Patient days	1,704,965	1,853,387		1,678,970	1,702,014
Average length of stay (days)	4.3	4.4		4.3	4.4
Occupancy rate (average beds in service)	52.0%	52.5%		51.2%	51.8%
Net operating revenues	$12,485	$12,634	-1.2%	$12,234	$11,693	4.6%
Net inpatient revenues as a % of net operating revenues	47.9%	47.8%		47.9%	47.6%
Net outpatient revenues as a % of net operating revenues	52.1%	52.2%		52.1%	52.4%
Income from operations (f)	$1,488	$542	174.5%
Income from operations as a % of net operating revenues	11.9%	4.3%
Depreciation and amortization	$426	$486
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$509	$(516)	198.6%
Net income (loss) attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	4.1%	-4.1%
Adjusted EBITDA (c)	$1,526	$1,540	-0.9%
Adjusted EBITDA as a % of net operating revenues	12.2%	12.2%
Net cash provided by operating activities	$543	$480	13.1%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$260	$37
Patient accounts receivable	2,077	2,286
Supplies	322	331
Prepaid income taxes	13	53
Prepaid expenses	181	236
Other current assets	381	358
Total current assets	3,234	3,301
Property and equipment:
Land and improvements	399	427
Buildings and improvements	5,453	5,658
Equipment and fixtures	3,060	3,075
Property and equipment	8,912	9,160
Less accumulated depreciation and amortization	(4,409)	(4,384)
Property and equipment, net	4,503	4,776
Goodwill	3,316	3,789
Deferred income taxes	50	13
Other assets, net of accumulated amortization of $1,317 and $1,501 at December 31, 2025 and 2024, respectively	2,101	2,175
Total assets	$13,204	$14,054

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$16	$20
Current operating lease liabilities	110	115
Accounts payable	842	913
Accrued liabilities:
Employee compensation	569	596
Accrued interest	238	222
Other	433	479
Total current liabilities	2,208	2,345
Long-term debt (g)	10,380	11,432
Deferred income taxes	25	231
Long-term operating lease liabilities	537	535
Other long-term liabilities	891	828
Total liabilities	14,041	15,371
Redeemable noncontrolling interests in equity of consolidated subsidiaries	322	359
STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value per share, 300,000,000 shares authorized; 138,626,917 shares issued and outstanding at December 31, 2025, and 138,919,641 shares issued and outstanding at December 31, 2024	1	1
Additional paid-in capital	2,185	2,175
Accumulated other comprehensive loss	(9)	(10)
Accumulated deficit	(3,571)	(4,080)
Total Community Health Systems, Inc. stockholders’ deficit	(1,394)	(1,914)
Noncontrolling interests in equity of consolidated subsidiaries	235	238
Total stockholders’ deficit	(1,159)	(1,676)
Total liabilities and stockholders’ deficit	$13,204	$14,054

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$676	$(362)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	426	486
Deferred income taxes	(243)	(116)
Stock-based compensation expense	11	17
Impairment and (gain) loss on sale of businesses, net (f)	(406)	301
Gain from early extinguishment of debt	(97)	(25)
Other non-cash expenses, net	173	188
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	99	(66)
Supplies, prepaid expenses and other current assets	44	(75)
Accounts payable, accrued liabilities and income taxes	(36)	137
Other	(104)	(5)
Net cash provided by operating activities	543	480

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(1)	(25)
Purchases of property and equipment	(335)	(360)
Proceeds from disposition of hospitals and other ancillary operations	1,254	174
Proceeds from sale of property and equipment	8	5
Purchases of available-for-sale debt securities and equity securities	(139)	(81)
Proceeds from sales of available-for-sale debt securities and equity securities	123	80
Purchases of investments in unconsolidated affiliates	-	(9)
Increase in other investments	(63)	(59)
Net cash provided by (used in) investing activities	847	(275)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(2)	(1)
Deferred financing costs and other debt-related costs	(16)	(9)
Proceeds from noncontrolling investors in joint ventures	2	1
Redemption of noncontrolling investments in joint ventures	(3)	(3)
Distributions to noncontrolling investors in joint ventures	(164)	(155)
Other borrowings	41	25
Issuance of long-term debt	2,470	1,236
Proceeds from ABL Facility	3,021	3,763
Repayments of long-term indebtedness	(6,516)	(5,063)
Net cash used in financing activities	(1,167)	(206)

Net change in cash and cash equivalents	223	(1)
Cash and cash equivalents at beginning of period	37	38
Cash and cash equivalents at end of period	$260	$37

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)
Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods, and exclude businesses divested prior to December 31, 2025. There were no discontinued operations reported for the periods presented.
(b)
The following table provides information needed to calculate net income (loss) attributable to Community Health Systems, Inc. stockholders, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss) attributable to Community Health Systems, Inc. stockholders:
Net income (loss)	$160	$(28)	$676	$(362)
Less: Income attributable to noncontrolling interests, net of taxes	50	42	167	154
Net income (loss) attributable to Community Health Systems, Inc. stockholders — basic and diluted	$110	$(70)	$509	$(516)

(c)
EBITDA is a non-GAAP financial measure which consists of net income (loss) attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense from third-party consulting costs associated with significant process and systems redesign across multiple functions (the “Business Transformation Costs”) as part of the Company’s previously disclosed multi-year initiative to modernize and consolidate technology platforms and associated processes, expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net income (loss) attributable to Community Health Systems, Inc. stockholders from our condensed consolidated financial statements (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss) attributable to Community Health
Systems, Inc. stockholders	$110	$(70)	$509	$(516)
Adjustments:
Provision for income taxes	61	92	48	79
Depreciation and amortization	108	129	426	486
Net income attributable to noncontrolling interests	50	42	167	154
Interest expense, net	222	218	870	860
Loss (gain) from early extinguishment of debt	8	-	(97)	(25)
Impairment and (gain) loss on sale of businesses, net	(164)	7	(406)	301
Expense from business transformation costs	-	10	9	52
Change in estimate for professional claims liability	-	-	-	149
Adjusted EBITDA	$395	$428	$1,526	$1,540

(d)
The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Weighted-average number of shares outstanding - basic	134	132	134	132
Add effect of dilutive securities:
Stock awards and options	3	-	1	-
Weighted-average number of shares outstanding - diluted	137	132	135	132

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders during the three months and year ended December 31, 2024, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company generated net income for these periods, the effect of stock awards and options on the diluted shares calculation would have been an increase of 2,141,387 shares and 1,333,424 shares during the three months and year ended December 31, 2024, respectively.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)
The following supplemental table reconciles net income (loss) attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss) per share (diluted), as reported	$0.81	$(0.53)	$3.77	$(3.90)
Adjustments:
Loss (gain) from early extinguishment of debt	0.04	-	(0.79)	(0.20)
Impairment and (gain) loss on sale of businesses, net	(0.86)	0.05	(1.84)	1.89
Expense from business transformation costs	-	0.06	0.05	0.31
Change in estimate for professional claims liability	-	-	-	0.88
Net income (loss) per share (diluted), excluding adjustments	$-	$(0.42)	$1.19	$(1.03)

(f)
Both income from operations and net income (loss) included a net non-cash income of $164 million and expense of $7 million for the three months ended December 31, 2025 and 2024, respectively, and a net non-cash income of $406 million and expense of $301 million for the year ended December 31, 2025 and 2024, respectively. The net non-cash income for the three months ended December 31, 2025 was primarily from a gain from the sale of the Company’s laboratory outreach business and additional consideration received from a prior year divestiture, partially offset by an impairment charge to adjust the carrying value of long-lived assets at one hospital that was divested at a price below carrying value and impairment charges recorded to reduce the carrying value of several assets that were idled or disposed. The non-cash income for the year ended December 31, 2025 was comprised of a gain related to the divestiture of four hospitals, the Company’s laboratory outreach business and additional cash consideration received from a prior year divestiture, partially offset by an impairment charge to adjust the carrying value of long-lived assets at three hospitals that were divested, or in which our ownership interest was divested, at a price below carrying value, and an impairment charge recorded to reduce the carrying value of several assets that were idled or disposed. The expense for the three months and year ended December 31, 2024 was primarily from impairment expense to reduce the carrying value of several assets that were idled, disposed of or held-for-sale and partially offset by gains on the sale of certain businesses during the period. These gains, losses and impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.
(g)
The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At December 31, 2025, the Company had no outstanding borrowings and approximately $786 million of additional borrowing capacity (after taking into consideration $34 million of outstanding letters of credit) under the ABL Facility.
(h)
Effective December 31, 2024, the number of hospitals was updated to separately distinguish facilities providing inpatient, acute-care services other than on the primary hospital campus.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2026. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This 2026 guidance should be considered in conjunction with the assumptions included herein. See pages 18, 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally. The following is provided as guidance to analysts and investors:

	2026 Projection Range
Net operating revenues (in millions)	$11,600	to	$12,000
Adjusted EBITDA (in millions)	$1,340	to	$1,490
Net loss per share - diluted	$(0.60)	to	$0.00
Weighted-average diluted shares (in millions)	136	to	136

The following assumptions were used in developing the 2026 guidance provided above:

•
The Company’s projections include the effect on net operating revenues, Adjusted EBITDA and net loss per share (diluted) of completing divestitures for which definitive agreements have been executed and exclude the following:

•
The impact of any future divestitures for which definitive agreement(s) have not yet been executed;
•
Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;
•
Impairment of goodwill and long-lived assets;
•
Gains or losses and the associated tax impacts resulting from the sales of businesses;
•
Effects of certain state Medicaid supplemental reimbursement programs that are pending approval by the Centers for Medicare and Medicaid Services;
•
Employee termination benefits and restructuring costs;
•
Resolution of government investigations or other significant legal settlements;
•
Costs incurred in connection with divestitures; and
•
Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•
Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 3.2% for 2026. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•
Interest expense is estimated to be between $820 million and $840 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $800 million to $810 million. Total fixed rate debt is expected to average approximately 98% of total debt during 2026.

•
Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.2% for 2026.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

•
Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.9% to 1.0% for 2026.

A reconciliation of the Company’s projected 2026 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net (loss) income attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below (in millions):

	Year Ending
	December 31, 2026
	Low	High
Net (loss) income attributable to Community Health Systems, Inc.
stockholders (1)	$(81)	$-
Adjustments:
Depreciation and amortization	365	385
Interest expense, net	820	840
Provision for income taxes	101	120
Net income attributable to noncontrolling interests	135	145
Adjusted EBITDA (1)	$1,340	$1,490

(1) The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net (loss) income attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt and impairment and (gain) loss on sale of businesses, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•
Capital expenditures are projected as follows (in millions):

2026
Guidance
Total	$350	to	$400

•
Net cash provided by operating activities, including $110 million to $130 million of estimated cash payments for income taxes, net of refunds and excluding cash taxes on the sales of businesses, are projected as follows (in millions):

2026
Guidance
Total	$600	to	$700

•
Diluted weighted-average shares outstanding are projected to be approximately 136 million for 2026.

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•
general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, the current interest rate environment, current geopolitical instability, impacts from the imposition of, or changes in tariffs, as well as the impact on us of financial, credit, capital, political, and legislative conditions, including any federal government shutdowns;
•
the impact of current and future healthcare public policy developments and the implementation of new, and possible changes to existing, federal, state or local laws, regulations and policies affecting the healthcare industry, including changes affecting the structure of or funding for the Medicare and Medicaid programs and changes in the structure and administration of federal and state agencies and programs;
•
changes by the federal and state governments to state Medicaid programs, including the extent and nature of structural and funding changes and manner in which any such changes are implemented, and other developments that affect the administration of health insurance exchanges or alter or reduce the provision of, or payment for, healthcare to state residents through legislation, regulation or otherwise;
•
changes related to health insurance enrollment, including those affecting the beneficiary enrollment process and the stability of health insurance exchanges, and the expiration of the temporarily enhanced subsidies available for individuals to purchase coverage through Affordable Care Act marketplaces;
•
risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;
•
demographic changes;
•
changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;
•
judicial developments impacting the Company or the healthcare industry, including the potential impact of the recent decisions of the U.S. Supreme Court regarding the actions of federal agencies;
•
potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

•
our ability to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;
•
changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies, methodologies or rates paid by federal or state healthcare programs or commercial payors;
•
security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, including those experienced with respect to our information systems or the information systems of third parties with whom we conduct business, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;
•
the development, adoption and use of emerging technologies, including artificial intelligence and machine learning;
•
any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
•
the effects related to the sequestration spending reductions pursuant to the Budget Control Act of 2011 and the potential for spending reductions under future legislation, including as may be required under the Pay-As-You-Go Act of 2010;
•
increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;
•
the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing and increased reimbursement denials by insurers;
•
the impact of competitive labor market conditions, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses arising from inflation and/or competition for such positions;
•
the inability of third parties with whom we contract to provide hospital-based physicians and the effectiveness of our efforts to mitigate such non-performance including through acquisitions of outsourced medical specialist businesses, engagement with new or replacement providers, employment of physicians and re-negotiation or assumption of existing contracts;
•
any failure to obtain medical supplies or pharmaceuticals at favorable prices;
•
liabilities and other claims asserted against us, including self-insured professional liability claims;
•
competition;
•
trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

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CYH Announces Fourth Quarter and Year End 2025 Results

February 18, 2026

•
changes in medical or other technology;
•
any failure of key business functions, including our ability to realize the intended benefits of a new core enterprise resource planning system and the redesigned and consolidated processes which are supported by such system;
•
changes in U.S. GAAP;
•
the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;
•
our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;
•
the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;
•
our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to realize expected benefits from acquisitions such as increased growth in patient service revenues;
•
the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;
•
our ability to obtain adequate levels of insurance, including general liability, professional liability, cyber liability and directors’ and officers’ liability insurance;
•
any lapse in appropriations, and any hold on or cancellation of congressionally authorized spending or interruptions in the distribution of government funds, and the timeliness of reimbursement payments received under government programs;
•
effects related to pandemics, epidemics, outbreaks of infectious diseases or other public health crises;
•
any failure to comply with our obligations under license or technology agreements;
•
challenging economic conditions in non-urban communities in which we operate;
•
the concentration of our revenue in a small number of states;
•
our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;
•
any changes in or interpretations of income tax laws and regulations; and
•
the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2025 and other public filings with the SEC.

The consolidated operating results for the three months and year ended December 31, 2025, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2026 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-